MassMutual FINANCIAL GROUP™

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111-0001

Mailing Address
MassMutual Financial Group
Annuity Service Center Hub
PO Box 9067
Springfield, MA 01102-9067

☐ Check here if Purchase Payment is enclosed

Contract #____________________
(For Home Office use only.)

Variable Annuity Application - MassMutual Equity Edge[SM]

Please refer to the prospectus for detailed information.

1. Contract Owner/Annuitant Information - ***Contract Owner must be same as Annuitant for all types of IRA's and 403(b) plans. If Contract Owner is a corporation, we require a copy of the corporate resolution. If Contract Owner is a trust, we require a Certification of Trust Agreement (F6734).***

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Street Address (No P.O. Box)		Birth Date (mm/dd/yyyy)
Address (City, State, Zip)	State Where Employed (if not employed, write N/A):	Gender: ☐ Male ☐ Female
Mailing Address (If different than street address above)		
Telephone Number (including area code)	E-Mail Address	

☐ I certify that I am a U.S. person (U.S. Citizen or resident alien) and that the Taxpayer Identification Number provided is my correct number and that the Internal Revenue service has NOT notified me that I am subject to Backup withholding.

☐ I certify that I am NOT a U.S. person and that I am a resident of ____________________ (country).

☐ I certify that this Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity: ____________________

2. Joint Contract Owner Information - ***Joint ownership only allowed on non-qualified contracts. Both signatures will be required for all Contract Owner transactions.***

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Street Address (No P.O. Box)		Birth Date (mm/dd/yyyy)
Address (City, State, Zip)	State Where Employed (if not employed, write N/A):	Gender: ☐ Male ☐ Female
Mailing Address (If different than street address above)		
Telephone Number (including area code)	E-Mail Address	

☐ I certify that I am a U.S. person (U.S. Citizen or resident alien) and that the Taxpayer Identification Number provided is my correct number and that the Internal Revenue service has NOT notified me that I am subject to Backup withholding.

☐ I certify that I am NOT a U.S. person and that I am a resident of ____________________ (country).

☐ I certify that this Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity: ____________________

3. Annuitant Information - ***If different from Contract Owner named in section 1.***

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Birth Date (mm/dd/yyyy)	Resident State	Gender: ☐ Male ☐ Female
Mailing Address		

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If no election is made, the Annuity Date will be the earlier of the Annuitant’s 100th birthday or the maximum date permitted under state law.`

5. Beneficiary Information—In the event no Beneficiary designation is on record with the Company, death benefit proceeds will be paid to the default Beneficiary as provided under the terms of the Contract. In the event of the death of a Joint Contract Owner, the surviving Joint Contract Owner, if any, will be treated as the Primary Beneficiary. To make subsequent beneficiary changes (including the designation of someone other than the Joint Contract Owner as Primary Beneficiary if the contract is jointly owned), a Change of Beneficiary form (F6455) must be submitted.`

Primary Beneficiary Name (If contract is jointly owned, the Joint Contract Owner must be designated in this section as the Primary Beneficiary.)

Date Of Birth

Social Security Number

Relationship To Owner`

% of Proceeds

Contingent Beneficiary Name

Date Of Birth `

Social Security Number

Relationship To Owner

% of Proceeds

6. New Contract Market Type – Select one

Non-Qualified:	Non-Qualified Custodial IRA*

Non-Qualified Deferred Compensation Plan* (Non 457 Plans)

Qualified:	IRA Roth IRA SEP IRA

Non-ERISA TSA (external 90-24 transfers only; salary reduction contributions, hardship withdrawals and loans are not allowed.)

Qualified	Plan: Pension Plan* 401(k)* Keogh (HR10)*

Target Benefit Plan* Profit Sharing Plan* Money Purchase Pension Plan*

* Submit Disclosure Form (F6935)`

7. Source of Purchase Payment(s) – Complete form F6628 for Company-to-Company Transfer/Rollover of Assets.

Current	Income/Personal Savings Non-Qualified Contract CD/Mutual Fund
Non-Qualified	Deferred Compensation Custodial IRA Trust Funds
Roth	IRA ( mm/dd/yyyy)* SEP IRA SIMPLE IRA
Spousal	IRA Traditional IRA Qualified Employer Plan
TSA/90-24	Non-ERISA transfer Governmental 457 Deferred Comp Other:

*For Roth IRAs, please indicate the date that the Roth was established.

8. Purchase Payment—A $25,000 minimum is required.

A. Amount Submitted with Application: $

(The Purchase Payment must be submitted with the application unless transfer/rollover money is being submitted.)

B. Estimated Amount of Additional Transfers: $             `

(All transfer amounts should be included. Complete form F6628 for each separate transfer.)`

Tax Year (For IRA contributions only)             (If no tax year is entered the current calendar year will be used.)

• All transfers/rollovers received within 60 calendar days from the date the application and all necessary paperwork are received in a form satisfactory to the Company will be considered part of a single Purchase Payment. `

• Upon meeting the minimum Purchase Payment requirements, the Contract will be issued and the Purchase Payment will be applied. After the Contract has been issued, any other transfer(s)/rollover(s) received within 60 calendar days from the date the completed application and all necessary paperwork was received to the Company’s satisfaction will be applied to the Contract effective on the business day it is received by us. Transfer/rollovers received after the issue date will not extend the Benefit Period Expiration Date.

• Prior to Contract issue, any portion of the Purchase Payment received by us that is less than the $25,000 will not be credited any interest nor will it receive stock market performance.

• If the minimum Purchase Payment amount is not satisfied within 60 calendar days from the date paperwork is received in a form satisfactory to the Company, the Purchase Payment will be returned and no Contract will be issued.

9. Annuity Date

            /            /

Month Day (1-28) Year

10. REQUIRED Client Replacement Question—This section must be completed.

APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

Will the annuity applied for replace or change any existing individual or group life insurance or annuity? Yes* No

*If answering “yes”, please complete applicable replacement forms.

11. Benefit Period/Contingent Deferred Sales Charge (CDSC) [and Investment Allocation Of Purchase Payment]

[Both section I and II must be completed.]

[I.] Benefit Period/Contingent Deferred Sales Charge (CDSC)

• A Benefit Period must be selected.

• Not all Benefit Periods may be available at time of renewal.

[5 Year Benefit Period/5 Year CDSC]

[7 Year Benefit Period/7 Year CDSC]`

[10 Year Benefit Period/9 Year CDSC]

[II. Principal Protection Benefit

• Principal Protection will be applied to all contracts at issue.

• Your may select EITHER the percentage of the Principal Protection Benefit (section A) OR how you want your Purchase Payment to be allocated among the available allocation choices (section B). Do not fill in both sections.

• If the “Principal Protection Benefit” section is not completed, the default will be as follows:

• 100% Principal Protection Benefit if the [5] or [7] year Benefit Period is elected.

• 110% Principal Protection Benefit if the [10] year Benefit Period is elected.

A. Principal Protection Benefit`

• If you select the percentage of the Principal Protection Benefit, the Company will determine how your Purchase Payment is allocated among the available allocation choices.

`            % of Principal Protection Benefit (Minimum may not be less than [50]%.)

OR

B. Direct Allocation

• If you select the Direct Allocation, the Company will calculate the percentage of Principal Protection Benefit.

• Generally, the greater the percentage of Purchase Payment allocated to the fixed account, the greater the level of Principal Protection Benefit.

• Allocate 100% of the initial purchase payment according to the restrictions noted.

            % [MML Equity Index] (A minimum of [10]% and a maximum of [90]% may be allocated to the sub-account.)

            % Fixed Account (No more than [90]% may be allocated to the Fixed Account.)

100% Total]

12. Miscellaneous Instructions/Comments page 3 of 5

13.	Contract Owner(s) Signature

The Application: This is an application for an annuity. The Application also includes any amendments to it.

Changes and Corrections: Any change or correction of the Application may be shown on an Amendment of Application attached to the Contract. Acceptance of any contract issued will be acceptance of any change or correction of the Application made by the Company.

special state specific fraud notices:

• CO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

• DC: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and / or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

• CT, GA, NE, TX, VT & WA: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

• NJ: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

• NM: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

• PA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

• VA: None of the referenced Fraud Notices are applicable in the state of Virginia.

• All other states except VA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Massachusetts Mutual Life Insurance Company and its affiliates offer a variety of annuity products. These products may include fixed and variable immediate annuity Contracts as well as fixed and variable deferred annuity Contracts. The products are designed to satisfy a customer’s need for a long-term retirement product. Immediate annuities are designed for customers who desire to receive annuity payments rather than accumulate contract value. Deferred annuities are designed for customers who desire to accumulate contract value and receive annuity payments at a later date. Fixed annuity products (immediate and deferred) are designed for customers who have a low risk tolerance and seek a guaranteed rate of return. Variable annuity products (immediate and deferred) are designed for customers who have a higher risk tolerance. Please ask your producer for more information about these annuity contracts to determine which one is the best one for you.

Specifically, this Contract offers various Benefit Periods which may differ in the following ways: (a) commission paid to your producer; (b) charges assessed against the Contract; and (c) the level of Separate Account and Principal Protection Benefit. Please discuss these different options with your producer.

The death benefit available with this contract changes when the Contract Owner attains Age 80. When the Contract Owner attains Age 80, the death benefit during the Accumulation Period changes:

from the greater of: (a) the purchase payment adjusted for each withdrawal, or (b) the contract value determined at the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center, to the Contract Value determined at the end of the Valuation Period during which the Company receives both due proof of death and an election of the payment method at its Annuity Service Center.

I have read the information contained in this Application pertaining to my right to make a direct rollover of eligible rollover distributions, which I may receive. By signing below, I waive my right to receive a reasonable time (at least 30 days’ notice) to consider my rollover distribution options.

I understand how this annuity Contract fits within my overall financial needs and plan and that the annuity Contract value may increase or decrease, depending on the investment performance of the sub-accounts.

I hereby represent that the above information is correct and true to the best of my knowledge and belief. I acknowledge receipt of a current prospectus for the Contract. I have read the prospectus and fully understand its provisions.

Signed at: City

State

Date (mm/dd/yyyy)

Contract Owner Signature

Joint Contract Owner Signature (if applicable)

Annuitant Signature (if different from Contract Owner)

14. REQUIRED Registered Representative Replacement Question - ***This section must be completed.***
APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

Will the annuity applied for replace or change any existing individual or group life insurance or annuity? If yes, I have complied with all state replacement requirements. ☐ Yes ☐ No

I certify that I am state licensed for annuity contracts where this Application is written and delivered.

Please select one of the following commission options: [☐ Option A *(default option)* ☐ Option B ☐ Option C]

Pay Compensation to:

Firm Name & Address ____

____

1. Signature of Registered Representative		Print Name	
License #		MM ID Code	% of Commission
Telephone # (including area code)	E-mail Address		Fax Number
2. Signature of Second Registered Representative		Print Name	
License #		MM ID Code	% of Commission
Telephone # (including area code)	E-mail Address		Fax Number
3. Signature of Third Registered Representative		Print Name	
License #		MM ID Code	% of Commission
Telephone # (including area code)	E-mail Address		Fax Number

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